                                                                   EXHIBIT 99.4

                        OFFER TO EXCHANGE NEWLY ISSUED

                    EXCHANGEABLE SENIOR DEBENTURES DUE 2008

                                      OF

                               PENNZOIL COMPANY

                             FOR A PORTION OF ITS

                6 1/2% EXCHANGEABLE SENIOR DEBENTURES DUE 2003

                                      AND

                4 3/4% EXCHANGEABLE SENIOR DEBENTURES DUE 2003

To Our Clients:

  Enclosed for your consideration is a Prospectus, dated      , 1997 (the
"Prospectus"), of Pennzoil Company, a Delaware corporation (the "Company"), and a related Letter of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offer") relating to the offer by the Company to issue its exchangeable senior debentures due 2008 (the "New Debentures") in exchange for a portion of its outstanding 6 1/2% exchangeable senior debentures due 2003 (the "6 1/2% Debentures") and 4 3/4% exchangeable senior debentures due 2003 (the "4 3/4% Debentures" and, together with the 6 1/2% Debentures, the "Old Debentures") of the Company, upon the terms and subject to the conditions set forth in the Prospectus. This material is being forwarded to you as the beneficial owner of the Old Debentures held by us in your account but not registered in your name.

  The Exchange Offer will be for a principal amount of Old Debentures (the "Target Amount") that is exchangeable into an aggregate of 7.35 million and
14.39 million shares of common stock of Chevron Corporation under the existing exchange rights. New Debentures will not be issued in denominations of less than $1,000, and the Company will pay cash in lieu of issuing New Debentures in principal amounts of less than $1,000.

  Each holder of Old Debentures tendered for exchange must specify in the Letter of Transmittal, in increments of 0.05%, the minimum interest rate (but in no event less than 4 3/4%) that such holder is willing to accept for the New Debentures. The Company will select the lowest interest rate (the "Determined Rate") that will allow it to accept the Target Amount of Old Debentures (or such lesser amount of Old Debentures as is properly tendered and not withdrawn specifying a coupon neither less than 4 3/4% per annum nor more than 6% per annum, or such greater amount as Pennzoil, in its sole discretion, may determine to accept). Notwithstanding the foregoing, a holder may elect in the Letter of Transmittal to specify that all Old Debentures being tendered are tendered at the "Determined Rate" (as opposed to specifying a particular rate), which should increase the likelihood that the Company would accept for exchange such holder's Old Debentures being tendered. See "The Exchange Offer--Terms of the Exchange Offer." All Old Debentures properly tendered by a holder specifying an interest rate for the New Debentures at or below the Determined Rate, and not withdrawn, will be accepted for exchange, subject to the terms and conditions of the Exchange Offer (including the possibility of proration), provided that not more than $889.1 million principal amount, and not less than $100 million principal amount of New Debentures will be issued. All New Debentures issued pursuant to the Exchange Offer will bear interest at the Determined Rate. The Company will pay accrued interest on Old Debentures accepted for exchange through the Acceptance Date. Payment of such accrued interest on the Old Debentures will accompany delivery of the New Debentures.

  PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON      , 1998, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION
DATE").

  The Company has expressly reserved the right, in its sole discretion, subject to applicable law, to withdraw or terminate the Exchange Offer, and not accept for exchange any Old Debentures and promptly return all Old Debentures at any time for any reason, including (without limitation) if the Exchange Offer would result in less than $100 million in principal amount of New Debentures being issued, or upon the failure of certain other conditions described in the Prospectus, which conditions may be waived by the Company.

  We are the holder of record of Old Debentures held by us for your account. A tender of such Old Debentures can be made only by us as the record holder and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER THE OLD DEBENTURES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any or all of the Old Debentures held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing, detaching, and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Old Debentures, please forward to us your instructions in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Unless otherwise indicated on the instruction form, you will be deemed to have tendered the entire aggregate principal amount at maturity of Old Debentures held by us for your account.

                                          Very truly yours,

                        INSTRUCTIONS WITH RESPECT TO THE

                         OFFER TO EXCHANGE NEWLY ISSUED


                    EXCHANGEABLE SENIOR DEBENTURES DUE 2008

                                       OF

                                PENNZOIL COMPANY

                              FOR A PORTION OF ITS

                 6 1/2% EXCHANGEABLE SENIOR DEBENTURES DUE 2003
                                      AND
                 4 3/4% EXCHANGEABLE SENIOR DEBENTURES DUE 2003

  The undersigned acknowledges receipt of your letter enclosing the Prospectus,
dated      , 1997, of Pennzoil and the related Letter of Transmittal relating to the Exchange Offer. This will instruct you to tender the principal amount at maturity of Old Debentures indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions of the Exchange Offer, and confirm that you may make the representations contained in the Letter of Transmittal on behalf of the undersigned.

--------------------------------------------------------------------------------

                  DESCRIPTION OF OLD DEBENTURES TO BE TENDERED

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 Aggregate Principal                                       Aggregate Principal
        Amount                                                   Amount
 of 6 1/2% Debentures                                     of 6 1/2% Debentures
 Held by You for the                                            Tendered
       Account
  of the Undersigned

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 Aggregate Principal                                       Aggregate Principal
        Amount                                                   Amount
 of 4 3/4%Debentures                                      of 4 3/4% Debentures
 Held by You for the                                            Tendered
       Account
  of the Undersigned

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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

                        INTEREST RATE PER DEBENTURE AT
                    WHICH OLD DEBENTURES ARE BEING TENDERED

                              CHECK ONLY ONE BOX.
                       IF MORE THAN ONE BOX IS CHECKED,
                       OR IF NO BOX IS CHECKED, THERE IS
                      NO VALID TENDER OF OLD DEBENTURES.
                   OLD DEBENTURES TENDERED AT INTEREST RATE
                          DETERMINED BY DUTCH AUCTION

[_]The undersigned wants to maximize the chance of having the Company accept for exchange all of the Old Debentures that the undersigned is tendering. Accordingly, by checking this one box INSTEAD OF ONE OF THE INTEREST RATE BOXES BELOW, the undersigned hereby tenders Old Debentures at, and is willing to accept, the Interest Rate resulting from the Dutch Auction tender process. This action could result in receiving interest rate as low as 4 3/4% or as high as 6%.

           *** CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW ***
                   OLD DEBENTURES TENDERED AT INTEREST RATE
                             DETERMINED BY HOLDER

           [_]      4.75%       [_]       5.10%       [_]       5.45%       [_]       5.80%
           [_]      4.80%       [_]       5.15%       [_]       5.50%       [_]       5.85%
           [_]      4.85%       [_]       5.20%       [_]       5.55%       [_]       5.90%
           [_]      4.90%       [_]       5.25%       [_]       5.60%       [_]       5.95%
           [_]      4.95%       [_]       5.30%       [_]       5.65%       [_]       6.00%
           [_]      5.00%       [_]       5.35%       [_]       5.70%
           [_]      5.05%       [_]       5.40%       [_]       5.75%

        IF OLD DEBENTURES ARE BEING TENDERED AT MORE THAN ONE INTEREST
              RATE, YOU MUST USE A SEPARATE LETTER OF TRANSMITTAL
                    FOR EACH INTEREST RATE TO BE SPECIFIED

  Unless otherwise indicated, the undersigned will be deemed to have tendered the entire aggregate principal amount at maturity of Old Debentures held for the account of the undersigned.

Signature(s): ____________________________

 _________________________________________

Please print name(s): ____________________

 _________________________________________

Date: , 1998

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